UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

CHECKFREE CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	No.)	Identification Number)

4411 East Jones Bridge Road Norcross, Georgia 30092 (678) 375-3000 (Address, including zip code, and telephone number including area code of Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On August 2, 2007, CheckFree Corporation (“CheckFree”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among itself, Fiserv, Inc., a Wisconsin corporation (“Fiserv”), and Braves Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Fiserv (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into CheckFree, with CheckFree continuing as the surviving entity and a wholly-owned subsidiary of Fiserv (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each issued and outstanding share of CheckFree common stock, par value $0.01 per share (“CheckFree Common Stock”), will be converted into the right to receive $48.00 in cash (the “Merger Consideration”). Upon consummation of the Merger, all outstanding options to acquire CheckFree Common Stock, whether or not vested and exercisable, other than those held by the Senior Executives (as defined below), will be canceled in exchange for the right to receive, on the terms and conditions set forth in the Merger Agreement, a per share cash payment equal to (i) the amount by which the Merger Consideration exceeds the exercise price of such option (if any), times (ii) the number of shares of CheckFree Common Stock subject to that option, less any applicable withholding taxes. At the effective time of the Merger, each award of restricted stock or performance accelerated restricted stock, other than those held by the Senior Executives, shall vest in full and be converted into the right to receive the Merger Consideration.

The Board of Directors of CheckFree unanimously approved the Merger Agreement.

Fiserv, Merger Sub and CheckFree have made customary representations, warranties and covenants in the Merger Agreement, including, among others, that CheckFree will (i) conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the Merger (the “Closing”), (ii) not engage in certain types of transactions during such period, and (iii) cause a stockholder meeting to be held by CheckFree and, subject to certain exceptions, recommend approval by its stockholders of the Merger Agreement.

Each party’s obligation to effect the Merger is subject to the fulfillment of customary conditions, including, among others, (i) approval by the CheckFree stockholders, (ii) the absence of any injunction or order prohibiting the Closing, subject to certain limited exceptions, (iii) the expiration or termination of the Hart-Scott-Rodino waiting period and receipt of other regulatory approvals, (iv) subject to certain exceptions, the accuracy of representations and warranties of the other party, and (v) material compliance of the other party with its covenants.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under certain circumstances, CheckFree may be required to pay Fiserv a termination fee of $176 million. To finance the transaction, Fiserv has obtained a commitment for bridge financing of up to $5 billion, which is exercisable at Fiserv’s option, and anticipates raising long-term financing prior to the Closing. The transaction is expected to close following the satisfaction of all closing conditions, which is currently expected to occur by the end of the fourth calendar quarter of 2007.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about CheckFree, Fiserv, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by CheckFree, on the one hand, and by Fiserv and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.

The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between CheckFree, on the one hand, and Fiserv and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about CheckFree, Fiserv or Merger Sub at the time they were made or otherwise and should only be read in conjunction with the other information that CheckFree makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed acquisition, Fiserv and CheckFree intend to file relevant materials with the SEC, including CheckFree’s proxy statement on Schedule 14A. STOCKHOLDERS OF CHECKFREE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CHECKFREE’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and CheckFree stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from CheckFree. Such documents are not currently available.

Fiserv and its directors and executive officers, and CheckFree and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of CheckFree common stock in respect of the proposed transaction. Information about the directors and executive officers of Fiserv is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2007. Information about the directors and executive officers of CheckFree is set forth in its proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on September 26, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Rights Agreement Amendment

On August 2, 2007, CheckFree and Wells Fargo Bank, National Association, (the “Rights Agent”) executed a fourth amendment to the Rights Agreement, dated as of December 16, 1997 (the “Rights Agreement”), by and between CheckFree and the Rights Agent (as successor to The Fifth Third Bank), as amended (the “Fourth Amendment”). The Fourth Amendment provides that, among other things, neither the execution of the Merger Agreement nor the consummation of the Merger or the other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.

The foregoing description is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 4.1 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above under the heading “Rights Agreement Amendment” is incorporated by reference as if fully set forth herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, at the request of Fiserv, CheckFree entered into amendments to its retention agreements, dated as of August 2, 2007, with each of Peter J. Kight, Michael P. Gianoni, David E. Mangum, Alex Hart, Stephen Olsen, Randal A. McCoy and Jardon Bouska (collectively, the “Senior Executives”). Under the amendments, the Senior Executives agreed that, during the year following the consummation of the Merger, the Senior Executives will not terminate their employment for good reason due to an immaterial diminution in authorities, duties or responsibilities and have further agreed that no longer having authorities, duties or responsibilities related to CheckFree being publicly-traded will not by itself be material. However, the Senior Executives retain the right to terminate for good reason during the 90-day period following the first anniversary of the Closing, due to any such diminution that occurred during the one-year period following the Closing.

The amendments further provide that the Senior Executives will roll over their unvested restricted shares and unvested stock options (except for Mr. Gianoni, who will only roll over the unvested awards granted to him in 2007) into Fiserv restricted stock and stock options, which awards will vest in full on the earlier of the date provided by their current terms or one year after Closing, subject to earlier vesting upon certain terminations of employment or a change in control of Fiserv.

The form of retention agreement amendment is attached as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKFREE CORPORATION

By:	/s/ Laura E. Binion
Laura E. Binion
Executive Vice President and General Counsel

Date: August 7, 2007

                                                                  INDEX OF EXHIBITS

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of August 2, 2007, among
Fiserv, Inc., Braves Acquisition Corp. and CheckFree Corporation (in-
corporated by reference to Exhibit No. 2.3 to the Quarterly Report on
Form 10-Q, filed with the Commission by Fiserv, Inc. (Commission
File No. 0-14948) on August 3, 2007).

4.1	Amendment No. 4, dated as of August 2, 2007, to the Rights Agree-
ment, dated as of December 16, 1997, by and between CheckFree
Corporation and Wells Fargo Bank, National Association (as successor to The Fifth Third Bank), as amended.

10.1	Form of Retention Agreement Amendment, dated as of August 2,
2007, between CheckFree Corporation and each of Peter J. Kight, Mi-
chael P. Gianoni, David E. Mangum, Alex Hart, Stephen Olsen,
Randal A. McCoy and Jardon Bouska.